UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 6, 2008
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On August 6, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Lear Corporation (“Lear”) approved the payout of common stock to certain members of Lear’s management under the terms of performance share awards granted in 2005 under Lear’s Long-Term Stock Incentive Plan (“LTSIP”) based on attainment of performance objectives during the three-year period ended December 31, 2007. Based on all information available at the time, Lear had disclosed in its definitive proxy statement on Schedule 14A filed on March 17, 2008 that the performance share awards for this cycle would expire without payment. However, as final peer group data became available, it was determined that the threshold level of performance had been achieved on the two previously disclosed performance measures: relative improvement on return on invested capital and relative return to shareholders, in each case compared to a peer group consisting of ArvinMeritor, Dana Corporation, Delphi Corporation, Eaton Corporation, Johnson Controls, Inc., Magna International, Inc. and Visteon Corporation.
     For an executive to receive a payout of shares of common stock, these performance measures were required to meet or exceed certain specified thresholds previously disclosed by Lear. Attainment of the threshold level of each performance measure results in a payout at 50% of the targeted level. For the 2005-2007 performance period, relative improvement on return on invested capital and relative return to shareholders each met threshold levels of performance resulting in the issuance of shares of common stock, prior to amounts withheld to partially satisfy associated tax liabilities, to the named executive officers of Lear as follows:

Named Executive Officer	Shares of Common Stock
Robert E. Rossiter Chairman, Chief Executive Officer and President	4,526

Daniel A. Ninivaggi Executive Vice President and Chief Administrative Officer	916

James M. Brackenbury Senior Vice President and President, European Operations	824

Raymond E. Scott Senior Vice President and President, Global Electrical and Electronic Systems	814

Matthew J. Simoncini Senior Vice President and Chief Financial Officer	600

James H. Vandenberghe Former Vice Chairman	1,904

Douglas G. DelGrosso Former President and Chief Operating Officer	1,240
     On August 6, 2008, the Committee also approved an amendment and supplement (the “Supplement”) to existing award agreements under the Lear Corporation Management Stock Purchase Plan (“MSPP”), which is maintained under the LTSIP. Under the MSPP, executives are able to defer salary and/or bonus amounts into restricted stock units (“RSUs”) that track the value of Lear common stock and generally vest and pay out in shares of common stock at the end of a three-year vesting period. The Supplement provides eligible participants with additional deferral options under the existing MSPP deferrals made in 2006, 2007 and 2008. These additional alternatives include a notional cash account that accrues interest (“Notional Cash Account”) and a cash-settled stock appreciation right (“SAR”). Under the Supplement, eligible participants under the MSPP will be provided the opportunity to exchange up to 50% of their existing RSUs, in 25% increments, into the Notional Cash Account and/or a SAR. The exchange will be effected pursuant to an offer to eligible participants.
     Under the SAR alternative, each eligible RSU (which represents one share of Lear common stock) can be exchanged for a SAR covering three shares of Lear common stock, with respect to the 2007 and 2008 MSPP deferrals, and covering four shares, with respect to 2006 MSPP deferrals. The base price of the SAR and the conversion price for the Notional Cash Account will be based on the closing market price of Lear’s common stock on the business day following the expiration of the exchange offer. Amounts in the Notional Cash Account will generally be distributed, and the SAR will generally become exercisable, at the same time as the associated RSUs for which they were exchanged would have been distributed. The foregoing summary of the Supplement is qualified in its entirety by reference to the actual text of the Supplement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
     THE OFFER TO EXCHANGE RSUs DESCRIBED IN THIS CURRENT REPORT ON FORM 8-K HAS NOT YET COMMENCED. AT THE TIME THE EXCHANGE OFFER HAS COMMENCED, LEAR WILL PROVIDE ELIGIBLE PARTICIPANTS UNDER THE MSPP WITH WRITTEN MATERIALS EXPLAINING THE PRECISE TERMS AND TIMING OF SUCH EXCHANGE OFFER. THESE WRITTEN MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER, AND PERSONS WHO ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER SHOULD READ SUCH WRITTEN MATERIALS CAREFULLY. LEAR ALSO WILL FILE SUCH WRITTEN MATERIALS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”). THESE WRITTEN MATERIALS, WHEN FILED, WILL BE, AND OTHER MATERIALS FILED BY LEAR WITH THE SEC ARE, AVAILABLE FREE OF CHARGE FROM THE SEC’S WEBSITE AT WWW.SEC.GOV.
Section 8 — Other Events
Item 8.01 Other Events
See “Item 5.02 — Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” for a discussion of the proposed offer to exchange RSUs.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
                    (d) Exhibits

Exhibit
Number	Exhibit Description

10.1	Supplement to the 2006, 2007 and 2008 Management Stock Purchase Plan Terms and Conditions.
SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: August 12, 2008	By:	/s/ Terrence B. Larkin
		Name:	Terrence B. Larkin
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Supplement to the 2006, 2007 and 2008 Management Stock Purchase Plan Terms and Conditions.